Exhibit 3.1

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CREDIT SUISSE FIRST BOSTON (USA), INC.

Credit Suisse First Boston (USA), Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST:  The name of the corporation is Credit Suisse First Boston (USA), Inc. (the "Corporation").  The date of filing its original Certificate of Incorporation with the Secretary of State was October 20, 1959 under the name Donaldson, Lufkin & Jenrette, Inc.  The date of the filing of its Fifth Amended and Restated Certificate of Incorporation was January 12, 2001.

SECOND:  This Sixth Amended and Restated Certificate of Incorporation has been duly adopted and proposed to the stockholders of the Corporation by the Board of Directors of the Corporation (the "Board of Directors"), and has been approved and adopted by the stockholders of the Corporation, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

THIRD:  Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Sixth Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Fifth Amended and Restated Certificate of Incorporation of the Corporation.

FOURTH:  The text of the Fifth Amended and Restated Certificate of Incorporation is hereby restated and further amended to read in its entirety as hereinafter set forth:

ARTICLE I

Name

The name of the Corporation is CREDIT SUISSE FIRST BOSTON (USA), INC.

ARTICLE II

Registered Office and Registered Agent

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.  The name of the registered agent of the Corporation at such address is Corporation Service Company.

ARTICLE III

Corporate Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV

Directors

(A)          Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the Bylaws of the Corporation.

(B)           In the event that any contract or other transaction to which this Corporation is a party would be affected by the fact that any directors or officers of this Corporation are directors, officers, creditors, stockholders, partners, or otherwise interested in any other party to such contract, or are parties to or are otherwise interested in such contract or other transaction, then, in any event, such contact or other transaction shall not be affected by such fact if such contract or other transaction shall be approved or ratified by the affirmative vote of directors who are not so interested constituting a majority of a quorum of directors present at a meeting of the Board of Directors.  In the absence of actual fraud, no director or officer shall be liable to account to the Corporation for any profit realized by him from or through any such contract or other transaction of the types described above in this paragraph ratified or approved as aforesaid, by reason of his interest in any such contract or other transaction.

Directors interested in any such contract or other transaction of the types described in the foregoing paragraph may be counted when present at meetings of the Board of Directors for the purpose of determining the existence of a quorum to consider and vote on any such contract or other transaction.

ARTICLE V

Indemnification of Directors, Officers and Others

(A)          The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(B)           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

(C)           To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (A) or (B) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(D)          Any indemnification under subsection (A) or (B) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (A) and (B) of this Article.  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(E)           Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

(F)           The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(G)           The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

ARTICLE VI

Bylaws

The directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VII

Action without a Meeting

Whenever under the provisions of the laws of the State of Delaware or this Amended and Restated Certificate of Incorporation the vote of the holders of Common Stock at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of such holders may be dispensed with and such actions may be effectively and validly taken on the written consent of the holders of not less than a majority of the shares of Common Stock then outstanding, provided that in no case shall such consent be by the holders of Common Stock having less than the minimum percentage of the total vote required by the General Corporation Law for the proposed corporate action; and provided, further that prompt notice shall be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

ARTICLE VIII

Personal Liability of Directors or Officers

A director or any officer of the Corporation shall not be personally liable to the Corporation or its stockholders for the breach of any duty owed to the Corporation or its stockholders except to the extent that an exemption from personal liability is not permitted by the General Corporation Law.

ARTICLE IX

Amendment

The Corporation reserves the right to amend, alter, change or repeal any provision of this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Amended and Restated Certificate of Incorporation are subject to this reservation.

ARTICLE X

Capital Stock

The total number of shares of stock which the Corporation shall have the authority to issue is 50,000 shares of common stock, par value $0.10 per share (the “Common Stock”) and 50,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

(A)          Provisions Relating to Common Stock.  Issued and outstanding shares of Common Stock shall be entitled to one vote per share on all matters which the stockholders of the Corporation are entitled to vote upon pursuant to applicable law or the Bylaws of the Corporation.

(B)           Provisions Relating to Preferred Stock.  (1)  The Board of Directors (or such committee of the Board of Directors as the Board of Directors shall empower) is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law, as amended from time to time.

(2)           Provisions Relating to the Series A Preferred Stock of the Corporation.

                                (a)           Number of Shares and Designation.  Four million (4,000,000) shares of the 50,000,000 authorized shares of Preferred Stock, are hereby constituted as a series of Preferred Stock, designated as "Fixed/Adjustable Rate Cumulative Preferred Stock, Series A" (hereinafter called the "Series A Preferred Stock").

                                (b)           Ranking.  The Series A Preferred Stock will, on the date of original issuance, rank on a parity as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation with each other outstanding series of Preferred Stock. The Series A Preferred Stock, together with each other series of Preferred Stock, will rank prior to the Common Stock of the Corporation as to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation.

                                (c)           Dividends.

(i)            General.  Cumulative cash dividends will be payable on each share of Series A Preferred Stock when, as, and if declared by the Board of Directors or a duly authorized committee thereof, out of funds legally available therefor.

The initial dividend for the dividend period commencing on November 22, 1996 to (but excluding) February 28, 1997 will be $0.8085 per share and will be payable on February 28, 1997.  Thereafter, dividends on the Series A Preferred Stock will be payable quarterly, as, if and when declared by the Board of Directors of the Corporation on February 28, May 30, August 30 and November 30 of each year (each a "Series A Dividend Payment Date") at the annual rate of 5.94% or $2.97 per share through November 30, 2001.  After November 30, 2001, dividends rate on the Series A Preferred Stock will be payable on each Series A Dividend Payment Date, as, if and when declared by the Board of Directors of the Corporation at the Series A Applicable Rate from time to time in effect.  The Series A Applicable Rate per annum for each dividend period beginning on or after November 30, 2001 will be equal to 0.50% plus the highest of the Series A Treasury Bill Rate, the Series A Ten Year Constant Maturity Rate and the Series A Thirty Year Constant Maturity Rate (each as defined below), as determined in advance of such dividend period.  The Series A Applicable Rate per annum for each dividend period beginning November 30, 2001 will not be less than 6.44% nor greater than 12.44% (without taking into account any adjustments as described below).

If a Series A Dividend Payment Date is not a business day, dividends (if declared) on the Series A Preferred Stock will be paid on the next business day, without interest.  A dividend period with respect to a Series A Dividend Payment Date is the period commencing on the preceding Series A Dividend Payment Date and ending on the day immediately prior to the next Series A Dividend Payment Date. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on the record date fixed by the Board of Directors of the Corporation.

Dividends on the Series A Preferred Stock will be cumulative and rights will accrue to the holders of the Series A Preferred Stock if the Corporation fails to declare one or more dividends on the Series A Preferred Stock in any amount, whether or not the earnings or financial condition of the Corporation were sufficient to pay such dividends in whole or in part.

(ii)           Adjustable Rate Dividends.  The "Series A Applicable Rate" per annum for each dividend period beginning November 30, 2001 will be equal to 0.50% plus the Series A Effective Rate (as defined below) for such dividend period, but not less than 6.44% nor greater than 12.44% (without taking into account any adjustments as described in paragraph (viii) below).  The "Series A Effective Rate" for each dividend period beginning November 30, 2001 will be equal to the highest of the Series A Treasury Bill Rate, the Series A Ten Year Constant Maturity Rate and the Series A Thirty Year Constant Maturity Rate (each as defined below) for such dividend period. The Series A Treasury Bill Rate, the Series A Ten Year Constant Maturity Rate and the Series A Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent. In the event that the Corporation determines in good faith that for any reason: (A) any one of the Series A Treasury Bill Rate, the Series A Ten Year Constant Maturity Rate or the Series A Thirty Year Constant Maturity Rate cannot be determined for any dividend period, then the effective rate for such dividend period will be equal to whichever two of such rates can be so determined; (B) only one of the Series A Treasury Bill Rate, the Series A Ten Year Constant Maturity Rate or the Series A Thirty Year Constant Maturity Rate can be determined for any dividend period, then the Series A Effective Rate for such dividend period will be equal to whichever such rate can be so determined; or (C) none of the Series A Treasury Bill Rate, the Series A Ten Year Constant Maturity Rate or the Series A Thirty Year Constant Maturity Rate can be determined for any dividend period, then the Series A Effective Rate for the preceding dividend period will be continued for the succeeding dividend period.

The "Series A Treasury Bill Rate" will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the dividend period for which the dividend rate on the Series A Preferred Stock is being determined, except as described below in this paragraph. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Series A Treasury Bill Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Series A Treasury Bill Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Series A Treasury Bill Rate for such dividend period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Series A Treasury Bill Rate for any dividend period as provided above in this paragraph, the Series A Treasury Bill Rate for such dividend period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

The "Series A Ten Year Constant Maturity Rate" will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the dividend period for which the dividend rate on the Series A Preferred Stock is being determined, except as described below in this paragraph. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Series A Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Series A Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Series A Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Series A Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

The "Series A Thirty Year Constant Maturity Rate" will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the dividend period for which the dividend rate on the Series A Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Series A Thirty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Series A Thirty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Series A Thirty Year Constant Maturity Rate for any applicable dividend period as provided above in this paragraph, then the Series A Thirty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

The Series A Treasury Bill Rate, the Series A Ten Year Constant Maturity Rate and the Series A Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent.

The Series A Applicable Rate with respect to each dividend period beginning November 30, 2001 will be calculated as promptly as practicable by the Corporation according to the appropriate method described above.  The Corporation will cause notice of the Series A Applicable Rate for the next dividend period to be enclosed with the dividend payment check mailed to the holders of Series A Preferred Stock.

As used herein, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

(iii)          Changes in the Dividends Received Percentage.  If one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted which change the percentage of the dividends received deduction as specified in Section 243(a)(1) of the Code or any successor provision (the "Dividends Received Percentage"), the amount of each dividend on each share of the Series A Preferred Stock for dividend payments made on or after the date of enactment of such change will be adjusted by multiplying the amount of the dividend payable determined as described above (before adjustment) by a factor, which will be the number determined in accordance with the following formula (the "Series A DRD Formula"), and rounding the result to the nearest cent:

1-[.35 (1 - .70)]

-----------------

1-[.35 (1 - DRP)]

For the purposes of the Series A DRD Formula, "DRP" means the new Dividends Received Percentage applicable to the dividend in question.  No amendment to the Code, other than a change in the percentage of the dividends received deduction set forth in Section 243(a)(1) of the Code or any successor provision, will give rise to an adjustment. Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, the Corporation shall receive either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on the Series A Preferred Stock, then any such amendment shall not result in the adjustment provided for pursuant to the  Series A DRD Formula. The opinion referenced in the previous sentence will be based upon a specific exception in the legislation amending the DRP or upon a published pronouncement of the Internal Revenue Service addressing such legislation. Unless the context otherwise requires, references to dividends herein shall mean dividends as adjusted by the Series A DRD Formula. The Corporation's calculation of the dividends payable as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation, shall be final and not subject to review.

If any amendment to the Code which reduces the Dividends Received Percentage is enacted after a record date and before the next Series A Dividend Payment Date, the amount of dividend payable on such Series A Dividend Payment Date will not be increased above, but instead, an amount equal to the excess of (x) the product of the dividends paid by the Corporation on such Series A Dividend Payment Date and the Series A DRD Formula (where the DRP used in the Series A DRD Formula would be equal to the reduced Dividends Received Percentage) and (y) the dividends paid by the Corporation on such Series A Dividend Payment Date, will be payable (if declared) to holders of record on the next succeeding Series A Dividend Payment Date in addition to any other amounts payable on such date.

In addition, if, prior to May 31, 1997, an amendment to the Code is enacted that reduces the Dividends Received Percentage and such reduction retroactively applies to a Series A Dividend Payment Date as to which the Corporation previously paid dividends on the Series A Preferred Stock (each a "Series A Affected Dividend Payment Date"), the Corporation will pay (if declared), additional dividends (the "Series A Additional Dividends") on the next succeeding Series A Dividend Payment Date (or if such amendment is enacted after the dividend payable on such Series A Dividend Payment Date has been declared, on the second succeeding Series A Dividend Payment Date following the date of enactment) to holders of record on such succeeding Series A Dividend Payment Date in an amount equal to the excess of (x) the product of the dividends paid by the Corporation on each Series A Affected Dividend Payment Date and the Series A DRD Formula (where the DRP used in the Series A DRD Formula would be equal to the Dividends Received Percentage applied to each Series A Affected Dividend Payment Date) and (y) the dividends paid by the Corporation on each Series A Affected Dividend Payment Date.

Series A Additional Dividends will not be paid as a result of the enactment of any amendment to the Code on or after May 31, 1997 which retroactively reduces the Dividends Received Percentage, or if prior to May 31, 1997, such amendment would not result in an adjustment due to the Corporation having received either an opinion of counsel or tax ruling referred to in the third preceding paragraph. The Corporation will only make one payment of Series A Additional Dividends.

In the event that the amount of dividend payable per share of the Series A Preferred Stock will be adjusted pursuant to the Series A DRD Formula and/or Series A Additional Dividends are to be paid, the Corporation will cause notice of each such adjustment and, if applicable, any Series A Additional Dividends, to be sent to the holders of the Series A Preferred Stock with the payment of dividends on the next Series A Dividend Payment Date after the date of such adjustment.

If the Dividends Received Percentage is reduced to 50% or less, the Corporation may at its option redeem the Series A Preferred Stock as a whole but not in part as described below.

                                (d)           Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets is made on the Common Stock or any other class or series of stock of the Corporation ranking junior to the Series A Preferred Stock upon liquidation, liquidating distributions in the amount of $50 per share, plus an amount equal to the sum of all accrued and unpaid dividends including any increase in dividends payable due to changes in the Dividends Received Percentage and Series A Additional Dividends (whether or not earned or declared) for the then current dividend period and all dividend periods prior thereto.

                                (e)           Voting Rights.  The holders of shares of Series A Preferred Stock will not be entitled to vote, except as set forth below or as expressly required by applicable law.

If the equivalent of six quarterly dividends payable on the Series A Preferred Stock or any other class or series of preferred stock are in default, the number of directors of the Corporation will be increased by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of the Corporation), and the holders of the Series A Preferred Stock, voting as a single class with the holders of shares of any other class of the Corporation's preferred stock ranking on a parity with the Series A Preferred Stock either as to dividends or distribution of assets and upon which like voting rights have been conferred and are exercisable, will be entitled to elect such two directors to fill such newly-created directorships. Such right shall continue until full cumulative dividends for all past dividend periods on all preferred shares of the Corporation, including any shares of the Series A Preferred Stock, have been paid or declared and set apart for payment. Any such elected directors shall serve until the Corporation next annual meeting of stockholders (notwithstanding that prior to the end of such term the dividend default shall cease to exist) or until their respective successors shall be elected and qualify.

The affirmative vote or consent of the holders of at least 66-2/3% of the outstanding shares of the Series A Preferred Stock will be required for any amendment of the articles of incorporation of the Corporation (or any certificate supplemental thereto) which will adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock. The affirmative vote or consent of the holders of at least 66-2/3% of the outstanding shares of the Series A Preferred Stock and any other series of the Corporation's preferred stock ranking on a parity with the Series A Preferred Stock either as to dividends or upon liquidation, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Series A Preferred Stock as to dividends or upon liquidation, or to reclassify any authorized stock of the Corporation into such prior shares, but such vote will not be required for the Corporation to take any such actions with respect to any stock ranking on a parity with or junior to the Series A Preferred Stock.

(f)            Redemption.  Prior to November 30, 2001, the Series A Preferred Stock is not redeemable except under certain limited circumstances as described below. On or after such date, each share of Series A Preferred Stock will be redeemable, in whole or in part, out of funds legally available therefor, at a redemption price of $50 per share, together in each case with accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

However, if the Dividends Received Percentage is equal to or less than 50% and, as a result, the amount of dividends on the Series A Preferred Stock payable on any Series A Dividend Payment Date will be or is adjusted upwards as described above, the Corporation, at its option, may redeem all, but not less than all, of the outstanding shares of the Series A Preferred Stock not withstanding the preceding paragraph, provided, that within sixty days of the date on which an amendment to the Code is enacted which reduces the Dividends Received Percentage to 50% or less, the Corporation sends notice to holders of the Series A Preferred Stock of such redemption. Any redemption of the Series A Preferred Stock pursuant to this paragraph will take place on the date specified in the notice, which will not be less than thirty nor more than sixty days' from the date such notice is sent to holders of the Series A Preferred Stock. Any redemption of the Series A Preferred Stock will be at the applicable redemption price set forth in the following table, in each case plus accrued and unpaid dividends (whether or not declared) thereon from the immediately preceding Series A Dividend Payment Date to the date fixed for redemption, including any increase in dividends payable due to changes in the Dividends Received Percentage and Series A Additional Dividends.

REDEMPTION
REDEMPTION PERIOD	PRICE PER SHARE
November 22, 1996 to November 29, 1997	$52.50
November 30, 1997 to November 29, 1998	52.00
November 30, 1998 to November 29, 1999	51.50
November 30, 1999 to November 29, 2000	50.50
November 30, 2000 to November 29, 2001	50.00
On or after November 30, 2001

In addition, if the holders of the shares of the Series A Preferred Stock are entitled to vote upon or consent to a merger or consolidation of the Corporation, and if the Corporation offers to purchase all of the outstanding shares of the Series A Preferred Stock (the "Series A Offer"), then each holder of Series A Preferred Stock who does not sell their shares of Series A Preferred Stock pursuant to the Series A Offer shall be deemed irrevocably to have voted or consented all shares of Series A Preferred Stock owned by such holder in favor of the merger or consolidation of the Corporation without any further action by the holder. The Series A Offer shall be at a price of $50 per share, together with accrued and unpaid dividends, if any, to the date fixed for redemption, including any increase in dividends payable due to increases in the Dividends Received Percentage and Series A Additional Dividends. The Series A Offer must remain open for acceptance for a period of at least 30 days.

Holders of Series A Preferred Stock will have no right to require redemption of the Series A Preferred Stock.

The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

(3)           Provisions Relating to the Series B Preferred Stock of the Corporation.

(a)           Number of Shares and Designation.  Three million five hundred thousand  (3,500,000) shares of the 50,000,000 authorized shares of Preferred Stock, are hereby constituted as a series of Preferred Stock, designated as "Fixed/Adjustable Rate Cumulative Preferred Stock, Series B" (hereinafter called the "Series B Preferred Stock").

(b)           Ranking.  The Series B Preferred Stock will, on the date of original issuance, rank on a parity as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation with each other outstanding series of preferred stock of the Corporation. The Series B Preferred Stock, together with each other series of preferred stock of the Corporation, will rank prior to the Common Stock of the Corporation as to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation.

(c)           Dividends.

(i)            General.  Cumulative cash dividends will be payable on each share of Series B Preferred Stock when, as, and if declared by the Board of Directors or a duly authorized committee thereof, out of funds legally available therefor.

The initial dividend for the dividend period commencing on January 9, 1998 to (but excluding) April 15, 1998, will be $.7067 per share and will be payable on April 15, 1998.  Thereafter, dividends on the Series B Preferred Stock will be payable quarterly, as, if and when declared by the Board of Directors of the Corporation on January 15, April 15, July 15 and October 15 of each year (each a "Series B Dividend Payment Date") at the annual rate of 5.30% or $2.65 per share through January 15, 2003.  After January 15, 2003, dividends on the Series B Preferred Stock will be payable on each Series B Dividend Payment Date, as, if and when declared by the Board of Directors of the Corporation at the Series B Applicable Rate from time to time in effect.  The Series B Applicable Rate per annum for each dividend period beginning on or after January 15, 2003 will be equal to 0.40% plus the highest of the Series B Treasury Bill Rate, the Series B Ten Year Constant Maturity Rate or the Series B Thirty Year Constant Maturity Rate (each as defined below), as determined in advance of such dividend period, however, the Series B Applicable Rate per annum for each dividend period beginning January 15, 2003 will not be less than 5.70% nor greater than 11.30% (without taking into account any adjustments as described below).

If a Series B Dividend Payment Date is not a business day, dividends (if declared) on the Series B Preferred Stock will be paid on the next business day, without interest.  A dividend period with respect to a Series B Dividend Payment Date is the period commencing on the preceding Series B Dividend Payment Date and ending on the day immediately prior to the next Series B Dividend Payment Date.  Dividends will be payable to holders of record as they appear on the stock books of the Corporation on the record date fixed by the Board of Directors of the Corporation which will not be more than 60 days nor less than 10 days preceding the payment date thereof.

Dividends on the Series B Preferred Stock will be cumulative and rights will accrue to the holders of the Series B Preferred Stock if the Corporation fails to declare one or more dividends on the Series B Preferred Stock in any amount, whether or not the earnings or financial condition of the Corporation were sufficient to pay such dividends in whole or in part.

(ii)           Adjustable Rate Dividends.  The "Series B Applicable Rate" per annum for each dividend period beginning January 15, 2003 will be equal to 0.40% plus the Series B Effective Rate (as defined below) for such dividend period, but not less than 5.70% nor greater than 11.30% except as provided below in this paragraph.  The "Series B Effective Rate" for each dividend period beginning January 15, 2003 will be equal to the highest of the Series B Treasury Bill Rate, the Series B Ten Year Constant Maturity Rate and the Series B Thirty Year Constant Maturity Rate (each as defined below) for such dividend period.  In the event that the Corporation determines in good faith that for any reason:  (A) any one of the Series B Treasury Bill Rate, the Series B Ten Year Constant Maturity Rate or the Series B Thirty Year Constant Maturity Rate cannot be determined for any dividend period, then the Series B Effective Rate for such dividend period will be equal to the higher of whichever two of such rates can be so determined; (B) only one of the Series B Treasury Bill Rate, the Series B Ten Year Constant Maturity Rate or the Series B Thirty Year Constant Maturity Rate can be determined for any dividend period, then the Series B Effective Rate for such dividend period will be equal to whichever such rate can be so determined; or (C) none of the Series B Treasury Bill Rate, the Series B Ten Year Constant Maturity Rate or the Series B Thirty Year Constant Maturity Rate can be determined for any dividend period, then the Series B Effective Rate for the preceding dividend period will be continued for the succeeding dividend period.

The "Series B Treasury Bill Rate" will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the dividend period for which the dividend rate on the Series B Preferred Stock is being determined, except as described below in this paragraph.  In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Series B Treasury Bill Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation.  In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Series B Treasury Bill Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation.  In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury Bill Rates are published as provided above during such Calendar Period, then the Series B Treasury Bill Rate for such dividend period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.  In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Series B Treasury Bill Rate for any dividend period as provided above in this paragraph, the Series B Treasury Bill Rate for such dividend period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

The "Series B Ten Year Constant Maturity Rate" will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the dividend period for which the dividend rate on the Series B Preferred Stock is being determined, except as described below in this paragraph.  In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Series B Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation.  In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Series B Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation.  In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Series B Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Series B Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

The "Series B Thirty Year Constant Maturity Rate" will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the dividend period for which the dividend rate on the Series B Preferred Stock is being determined except as described below in this paragraph.  In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Series B Thirty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S.  Government department or agency selected by the Corporation.  In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S.  Government department or agency during such Calendar Period, then the Series B Thirty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S.  Government department or agency selected by the Corporation.  In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Series B Thirty Year Constant Maturity Rate for any applicable dividend period as provided above in this paragraph, then the Series B Thirty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S.  Government securities selected by the Corporation.

The Series B Treasury Bill Rate, the Series B Ten Year Constant Maturity Rate and the Series B Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent.

The Series B Applicable Rate with respect to each dividend period beginning January 15, 2003 will be calculated as promptly as practicable by the Corporation according to the appropriate method described above.  The Corporation will cause notice of the Series B Applicable Rate for the next dividend period to be enclosed with the dividend payment check mailed to the holders of Series B Preferred Stock.

(iii)          Changes in the Dividends Received Percentage.  If, prior to 18 months after the original issuance of the Series B Preferred Stock, one or more amendments to the Code, are enacted which change the Dividends Received Percentage, the amount of each dividend on each share of the Series B Preferred Stock for dividend payments made on or after the date of enactment of such change will be adjusted by multiplying the amount of the dividend payable determined as described above (before adjustment) by a factor, which will be the number determined in accordance with the following formula (the "Series B DRD Formula"), and rounding the result to the nearest cent:

1-[.35 (1 - .70)]

-----------------

1-[.35 (1 - DRP)]

For the purposes of the Series B DRD Formula, "DRP" means the new Dividends Received Percentage applicable to the dividend in question; provided however, that if the Dividends Received Percentage applicable to the dividend in question shall be less than 50%, then the DRP shall equal .50.  No amendment to the Code, other than a change in the percentage of the dividends received deduction set forth in Section 243(a)(1) of the Code or any successor provision, will give rise to an adjustment.  Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, the Corporation shall receive either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment does not apply to dividends payable on the Series B Preferred Stock, then any such amendment shall not result in the adjustment provided for pursuant to the Series B DRD Formula.  The opinion referenced in the previous sentence will be based upon a specific exception in the legislation amending the DRP or upon a published pronouncement of the Internal Revenue Service addressing such legislation.  Unless the context otherwise requires, references to dividends herein shall mean dividends as adjusted by the Series B DRD Formula.  The Corporation's calculation of the dividends payable as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation, shall be final and not subject to review.

If any amendment to the Code which reduces the Dividends Received Percentage is enacted after a record date and before the next Series B Dividend Payment Date, the amount of dividend payable on such Series B Dividend Payment Date will not be increased, but instead, an amount equal to the excess of (x) the product of the dividends paid by the Corporation on such Series B Dividend Payment Date and the Series B DRD Formula (where the DRP used in the Series B DRD Formula would be equal to the greater of the Dividends Received Percentage applicable to the dividend in question and .50) over (y) the dividends paid by the Corporation on such Series B Dividend Payment Date, will be payable (if declared) to holders of record on the next succeeding Series B Dividend Payment Date in addition to any other amounts payable on such date.

In addition, if any such amendment to the Code is enacted that reduces the Dividends Received Percentage and such reduction retroactively applies to a Series B Dividend Payment Date as to which the Corporation previously paid dividends on the Series B Preferred Stock (each a "Series B Affected Dividend Payment Date"), the Corporation will pay (if declared), additional dividends (the "Series B Additional Dividends") on the next succeeding Series B Dividend Payment Date (or if such amendment is enacted after the dividend payable on such Series B Dividend Payment Date has been declared, on the second succeeding Series B Dividend Payment Date following the date of enactment) to holders of record on such succeeding Series B Dividend Payment Date in an amount equal to the excess of (x) the product of the dividends paid by the Corporation on each Series B Affected Dividend Payment Date and the Series B DRD Formula (where the DRP used in the Series B DRD Formula would be equal to the greater of the Dividends Received Percentage and .50 applied to each Series B Affected Dividend Payment Date) over (y) the dividends paid by the Corporation on each Series B Affected Dividend Payment Date.

Notwithstanding the foregoing, Series B Additional Dividends will not be paid as a result of the enactment of any amendment to the Code 18 months or more after the date of original issuance of the Series B Preferred Stock which retroactively reduces the Dividends Received Percentage, or if such amendment would not result in an adjustment due to the Corporation having received either an opinion of counsel or tax ruling referred to in the third preceding paragraph.  The Corporation will make only one payment of Series B Additional Dividends.

In the event that the amount of dividend payable per share of the Series B Preferred Stock will be adjusted pursuant to the Series B DRD Formula and/or Series B Additional Dividends are to be paid, the Corporation will cause notice of each such adjustment and, if applicable, any Series B Additional Dividends, to be sent to the holders of the Series B Preferred Stock with the payment of dividends on the next Series B Dividend Payment Date after the date of such adjustment.

(d)           Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets is made on the Corporation's Common Stock or any other class or series of stock of the Corporation ranking junior to the Series B Preferred Stock upon liquidation, liquidating distributions in the amount of $50 per share, plus an amount equal to the sum of all accrued and unpaid dividends including any increase in dividends payable due to changes in the Dividends Received Percentage and  Series B Additional Dividends (whether or not earned or declared) for the then current dividend period and all dividend periods prior thereto.

(e)           Voting Rights.  The holders of shares of Series B Preferred Stock will not be entitled to vote, except as set forth below or as expressly required by applicable law.

If the equivalent of six quarterly dividends payable on the Series B Preferred Stock or any other class or series of preferred stock are in default, the number of directors of the Corporation will be increased by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of the Corporation), and the holders of the Series B Preferred Stock, voting as a single class with the holders of shares of any other class of the Corporation's preferred stock ranking on a parity with the Series B Preferred Stock either as to dividends or distribution of assets and upon which like voting rights have been conferred and are exercisable, will be entitled to elect such two directors to fill such newly-created directorships.  Such right shall continue until full cumulative dividends for all past dividend periods on all preferred shares of the Corporation, including any shares of the Series B Preferred Stock, have been paid or declared and set apart for payment.  Any such elected directors shall serve until the Corporation's next annual meeting of stockholders (notwithstanding that prior to the end of such term the dividend default shall cease to exist) or until their respective successors shall be elected and qualify.

The affirmative vote or consent of the holders of at least 66-2/3% of the outstanding shares of the Series B Preferred Stock will be required for any amendment of the articles of incorporation of the Corporation (or any certificate supplemental thereto) which will adversely affect the powers, preferences, privileges or rights of the Series B Preferred Stock.  The affirmative vote or consent of the holders of at least 66-2/3% of the outstanding shares of the Series B Preferred Stock and any other series of the Corporation's preferred stock ranking on a parity with the Series B Preferred Stock either as to dividends or upon liquidation, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Series B Preferred Stock as to dividends or upon liquidation, or to reclassify any authorized stock of the Corporation into such prior shares, but such vote will not be required for the Corporation to take any such actions with respect to any stock ranking on a parity with or junior to the Series B Preferred Stock.

(g)           Redemption.  Prior to January 15, 2003, the Series B Preferred Stock is not redeemable.  On or after such date, each share of Series B Preferred Stock will be redeemable, in whole or in part at the option of the Corporation at any time and from time to time upon not less than thirty nor more than sixty days' notice, out of funds legally available therefor, at a redemption price of $50 per share, together in each case with accrued and unpaid dividends (whether or not declared) to the date fixed for redemption including any increase in dividends payable due to changes in the Dividends Received Percentage and Series B Additional Dividends.  If fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or pro rata or by any other method as may be determined by the Board of Directors to be equitable.

In addition, if the holders of the shares of the Series B Preferred Stock are entitled to vote upon or consent to a merger or consolidation of the Corporation, and if the Corporation offers to purchase all of the outstanding shares of the Series B Preferred Stock (the "Series B Offer"), then each holder of Series B Preferred Stock who does not sell their shares of Series B Preferred Stock pursuant to the Series B Offer shall be deemed irrevocably to have voted or consented all shares of Series B Preferred Stock owned by such holder in favor of the merger or consolidation of the Corporation without any further action by the holder.  The Series B Offer shall be at a price of $50 per share, together with accrued and unpaid dividends, if any, to the date fixed for redemption, including any increase in dividends payable due to increases in the Dividends Received Percentage and Series B Additional Dividends.  The Series B Offer must remain open for acceptance for a period of at least 30 days.

Holders of Series B Preferred Stock will have no right to require redemption of the Series B Preferred Stock.

The Series B Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

IN WITNESS WHEREOF, said Credit Suisse First Boston (USA), Inc. has caused this certificate to be signed by Lori M. Russo, its Secretary, this 5th day of November, 2001.

CREDIT SUISSE FIRST BOSTON (USA), INC.

By:	/s/ Lori M. Russo
Name: Lori M. Russo
Title: Secretary